EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement of Eaton Vance Series Fund, Inc. (1933 Act File No. 333-182175) of my opinion dated September 3, 2015, which was filed as Exhibit (i) to Post-Effective Amendment No. 7.

/s/ David D. Barr
David D. Barr, Esq.

November 26, 2018

Boston, Massachusetts